                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      JOHN HANCOCK FINANCIAL SERVICES, INC.

      The undersigned, David F. D'Alessandro and Barry J. Rubenstein, certify that they are the President and Secretary, respectively, of John Hancock Financial Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby further certify as follows:

     (1)  The name of the Corporation is "John Hancock Financial Services,
          Inc.".

     (2) The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 26, 1999 under the name of "John Hancock Financial Services, Inc.".

     (3) This restated Certificate of Incorporation was duly adopted by stockholder written consent in accordance with Sections 228, 242, and 245 of the Delaware General Corporation Law on January 5, 2000.

     (4) The text of the certificate of incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


                                    ARTICLE I
                                    ---------

                               NAME OF CORPORATION
                               -------------------

      The name of the corporation is John Hancock Financial Services, Inc. (the "Corporation").
 -----------


                                   ARTICLE II
                                   ----------

                                REGISTERED OFFICE
                                -----------------

     The Corporation's registered office in the State of Delaware is at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                   -----------

                                     PURPOSE
                                     -------

      The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be engaged under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV
                                   ----------

                                      STOCK
                                      -----

      SECTION 1.  AUTHORIZED STOCK.  The aggregate number of shares of stock
                  ----------------
that the Corporation shall have authority to issue is 2,000,000,000 shares, par value $.01 per share (the "Common Stock"), and 500,000,000 shares of Preferred
                           ------------
Stock, par value $.01 per share (the "Preferred Stock").  The number of
                                      ---------------
authorized shares of the Common Stock and the Preferred Stock or any other class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, and, irrespective of Section 242(b)(2) of the Delaware General Corporation Law, no vote of the holders of any of the Common Stock, the Preferred Stock or any other class of stock, voting separately as a class, shall be required therefor.

      SECTION 2.  PREFERRED STOCK.  (a)  The Preferred Stock may be issued at
                  ---------------
any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide by resolution for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation containing such resolution pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock
                                                            ---------------
Certificate of Designation"), to establish from time to time the number of
--------------------------
shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof

      (b) The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

         (i) the designation of the series, which may be by distinguishing number, letter or title;

         (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

         (iii) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

          (iv) whether dividends, if any, shall be payable in cash, in kind or otherwise;

           (v) the dates on which dividends, if any, shall be payable;

          (vi) the redemption rights and price or prices, if any, for shares of the series;

         (vii) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

        (viii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (ix) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

          (x) restrictions on the issuance of shares of the same series or of any other class or series; and

          (xi) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Restated Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

      (c) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

      (d) Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution of the Board of Directors of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose a single class.

      (e) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation or to a Preferred Stock Certificate of Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

      SECTION 3.  VOTING IN ELECTION OF DIRECTORS.  Except as may be required by
                  -------------------------------
law or as provided in this Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

      SECTION 4.  OWNER.  The Corporation shall be entitled to treat the person
                  -----
in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

      SECTION 5.  SHAREHOLDER RIGHTS PLANS.  The Board of Directors is hereby
                  ------------------------
authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

     (a) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

     (b) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

     (c) provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

     (d) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

     (e) provisions which permit the Corporation to redeem such rights; and

     (f) the appointment of a rights agent with respect to such rights.

                                    ARTICLE V
                                    ---------

                               BOARD OF DIRECTORS;
                          MANAGEMENT OF THE CORPORATION
                          -----------------------------

      SECTION 1.  CLASSIFIED BOARD.  (a)  The Directors of the Corporation,
                  ----------------
subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the corporation, one class ("Class I") whose initial term expires at the 2003 annual meeting of
  -------
stockholders, another class ("Class II") whose initial term expires at the 2004
                              --------
annual meeting of stockholders, and another class ("Class III") whose initial
                                                    ---------
term expires at the 2005 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. At each annual meeting of stockholders of the corporation, the date of which will be fixed pursuant to the By-Laws of the corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

      SECTION 2.  DIRECTOR DISCRETION.  In determining what he or she reasonably
                  -------------------
believes to be in the best interests of the corporation in the performance of his or her duties as a director, a Director may consider both in the consideration of tender and exchange offers, mergers, consolidations and sales of all or substantially all of the corporation's assets and otherwise, such factors as the Board of Directors determines to be relevant. In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

      SECTION 3.  MANAGEMENT OF BUSINESS.  The following provisions are inserted
                  ----------------------
for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

     (a) Subject to the rights of any holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director or the entire Board of Directors, but only for cause.

     (b) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created Directorships resulting from any increase in the authorized number of

          Directors shall be filled in the manner provided in the By-Laws of the Corporation.

     (c) Advance notice of nominations for the election of Directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

     (c) The election of Directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

     (d) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Restated Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

     (f) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Restated Certificate of Incorporation otherwise provide. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-Laws upon the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.


                                   ARTICLE VI
                                   ----------

                             LIABILITY OF DIRECTORS
                             ----------------------

   SECTION 1.  GENERAL.  No Director of the Corporation shall be liable to the
               -------
Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

   SECTION 2.  REPEAL OR MODIFICATION.  Any repeal or modification of this
               ----------------------
Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a Director, officer or the Corporation existing at the time of such repeal or modification. If the General Corporation Law of the State of Delaware is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                   ARTICLE VII
                                   -----------

                    NO STOCKHOLDER ACTIONS BY WRITTEN CONSENT
                    -----------------------------------------

      Effective as of the time the Common Stock shall be registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.


                                  ARTICLE VIII
                                  ------------

                GENERAL RESTRICTION ON ACQUISITION OF SECURITIES
                -------------------------------------------------

      Pursuant to Section 9.4 of the Plan of Reorganization of John Hancock Mutual Life Insurance Company dated August 31, 1999 (the "Plan"), and as authorized by Section 19E of the Massachusetts General Laws, no person or persons acting in concert may directly or indirectly offer to acquire or acquire the beneficial ownership of 10% or more of the Common Stock of the Corporation until after the second anniversary of the effective date of the reorganization of John Hancock Mutual Life Insurance Company pursuant to the Plan of Reorganization, except a person that becomes such a beneficial owner as a result of the Corporation's issuance of such Common Stock to such person as consideration in an acquisition of another entity initiated by the Corporation by authority of the Corporation's Board of Directors. Further, without the prior approval of the Corporation's Board of Directors, and the Massachusetts Commissioner of Insurance, no person or persons acting in concert may directly or indirectly offer to acquire or acquire beneficial ownership of 10% or more of the Common Stock of the Corporation during the one year period following the two year period described above, except a person that becomes such a beneficial owner as a result of the Corporation's issuance of such Common Stock to such person as consideration in an acquisition of another entity initiated by the Corporation by authority of the Corporation's Board of Directors. For purposes of this Article VIII, the term "person" shall mean an individual, corporation, joint venture, partnership, association, trust, trustee, unincorporated entity, organization or government or any department or agency thereof.


                                   ARTICLE IX
                                   ----------

                                    AMENDMENT
                                    ---------

      The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or

Directors (in the present form of this Restated Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation; provided, however, that any amendment or repeal of Article VI of this Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and, provided, further, that Articles V, VI, VII or IX of this Restated Certificate of Incorporation shall not be amended, altered or repealed without the affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors; and, provided, further, that during the first three years following the effective date of the reorganization of John Hancock Mutual Life Insurance Company pursuant to the Plan, Article VIII of this Restated Certificate of Incorporation may be amended only following and to the extent necessary to reflect an amendment of Section 9.4 of the Plan and only with the affirmative vote of the same number of Directors serving on the Corporation's Board of Directors as was required under the Plan for such Plan amendment.

      IN WITNESS WHEREOF, JOHN HANCOCK FINANCIAL SERVICES, INC. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by David F. D'Alessandro, its President, and attested by Barry J. Rubinstein, its Secretary, on this 5th day of January, 2000.



                      JOHN HANCOCK FINANCIAL SERVICES, INC.

                      By:   /s/ David F. D'Alessandro
                            -------------------------
                      Name: David F. D'Alessandro
                      Its:  President



ATTEST:

By:   /s/ Barry J. Rubinstein
      -----------------------
Name: Barry J. Rubinstein
Its:  Secretary